UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 6, 2003

Date of Report (date of earliest event reported)

SEQUENOM, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-29101	77-0365889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 202-9000

(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	The following exhibit is furnished with this Current Report.

99.1	Press release dated October 6, 2003 of the registrant.

Item 12.	Results of Operations and Financial Condition.

On October 6, 2003, the registrant issued a press release announcing expected financial results for the quarter ended September 30, 2003. A copy of this press release is attached hereto as Exhibit 99.1. The information contained in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 8, 2003	SEQUENOM, INC.

/s/ STEPHEN L. ZANIBONI
Stephen L. Zaniboni Chief Financial Officer

EXHIBITS

Exhibit Number	Description

99.1	Press Release dated October 6, 2003